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                                  EXHIBIT 10.7


                             AIRTOUCH COMMUNICATIONS

                       EXECUTIVE LONG TERM DISABILITY PLAN


               (As Amended and Restated Effective January 1, 1998)



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                                TABLE OF CONTENTS


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SECTION 1.  INTRODUCTION.....................................................1

SECTION 2.  PARTICIPATION....................................................1
         2.1   ELIGIBILITY TO PARTICIPATE....................................1
         2.2   ELIGIBILITY FOR DISABILITY BENEFIT............................1
         2.3   ELIGIBILITY FOR SURVIVING SPOUSE BENEFIT......................1
         2.4   ELIGIBILITY FOR GROUP LIFE INSURANCE BENEFIT..................1
         2.5   ELIGIBILITY FOR MEDICAL EXPENSE BENEFIT.......................2
         2.6   GENERAL PARTICIPATION REQUIREMENTS............................2

SECTION 3.  DISABILITY BENEFITS..............................................2
         3.1   DEFINITION OF DISABILITY......................................2
         3.2   AMOUNT OF DISABILITY BENEFITS.................................2
         3.3   DETERMINATION OF PERIODS OF DISABILITY........................5
         3.4   DETERMINATION OF PERIODS OF ELIGIBILITY.......................5

SECTION 4.  SURVIVING SPOUSE BENEFIT.........................................5
         4.1   AMOUNT OF SURVIVING SPOUSE BENEFIT............................5
         4.2   EXCEPTION.....................................................6

SECTION 5.  GROUP LIFE INSURANCE BENEFIT.....................................6

SECTION 6.  MEDICAL EXPENSE BENEFITS.........................................6

SECTION 7.  CLAIMS AND APPEALS...............................................6

SECTION 8.  GENERAL PROVISIONS...............................................6
         8.    NO ASSIGNMENT.................................................6
         8.2   PLAN EXPENSE..................................................7
         8.3   AMENDMENT AND TERMINATION.....................................7
         8.4   BENEFIT CONDITIONED ON RELEASE................................7
         8.5   FORFEITURE OR LOSS OF BENEFITS................................8

SECTION 9.  DEFINITIONS......................................................8

SECTION 10. EXECUTION.......................................................10

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                             AirTouch Communications
                       Executive Long Term Disability Plan

               (As Amended and Restated Effective January 1, 1998)


Section 1.  Introduction

         The AirTouch Communications Executive Long Term Disability Plan (the "Plan") was established as of Separation Date to provide disability and certain other benefits to certain Executives who become disabled while employed. These benefits are similar to the benefits previously provided to Executives before the Separation Date under the Pacific Telesis Group Long Term Disability and Survivor Protection Plan (the "Predecessor Plan"). The Plan may be amended or terminated as provided in Section 8.3. The Plan was last amended and restated effective as of January 1, 1998, to read as set forth herein.


Section 2.  Participation

         2.1   Eligibility to Participate.

         Participation in the Plan shall be limited to those Executives who were participants in the Predecessor Plan immediately before the Separation Date. As of January 1, 1998, the following Executives are eligible to participate in the
Plan: Sam Ginn, Arun Sarin, Mohan Gyani and Sue Swenson.

         2.2   Eligibility for Disability Benefit.

         A Participant who becomes disabled within the meaning of Section 3.1 of the Plan while an Executive of the Company shall be eligible for a Disability Benefit under Section 3.2 of the Plan.

         2.3   Eligibility for Surviving Spouse Benefit.

         The Surviving Spouse of a Participant who dies while eligible for a Disability Benefit under Section 3 of the Plan shall be eligible for a Surviving Spouse Benefit under Section 4 of the Plan.

         2.4   Eligibility for Group Life Insurance Benefit.

         A Participant who is eligible for a Disability Benefit under Section 3 of the Plan on the last day of employment with the Company and who is not eligible for life insurance coverage under the Company's Disability Benefit and Insurance Plan after termination of employment shall be eligible for the Group Life Insurance Benefit under Section 5 of the Plan.



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         2.5   Eligibility for Medical Expense Benefit.

         A Participant who is eligible for a Disability Benefit under Section 3 of the Plan on the last day of employment with the Company and who is not eligible for medical and dental coverage under the Company's Health Benefit Plans after termination of employment shall be eligible for the Medical Expense Benefits under Section 6 of the Plan.

         2.6   General Participation Requirements.

         For purposes of Sections 2.3, 2.4 and 2.5 above, a Participant shall be considered to be eligible to receive a Disability Benefit under Section 3 if he or she has met the conditions specified in Section 3, even though the receipt of other benefits by such Participant precludes his or her receipt of any benefits under Section 3.


Section 3.  Disability Benefits

         3.1      Definition of Disability

                  (a)  Disability During Initial 52-Week Period.

         A Participant shall be considered to be "disabled" at any time during the first fifty-two week period following the onset of a physical or mental impairment, if such impairment prevents the Participant from meeting the performance requirements of the position held immediately preceding the onset of the physical or mental impairment.

                  (b)  Disability After Initial 52-Week Period.

         A Participant shall be considered to be "disabled" after the first fifty-two week period following the onset of a physical or mental impairment if such impairment prevents the Participant from meeting the performance requirements of (i) the position held immediately preceding the onset of the physical or mental impairment, (ii) a similar position, or (iii) any appropriate position within the Company which the Participant would otherwise be capable of performing by reason of the Participant's background and experience.

                  (c)  Committee Determination.

         The Committee shall make the determination of whether a Participant is disabled within the meaning of Sections 3.1(a) and 3.1(b) above, in its sole discretion.



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         3.2      Amount of Disability Benefits

                  (a)  Benefits During Initial 52-Week Period.

         A Participant who is disabled during a period described in Section 3.1(a) shall be eligible to receive a monthly disability benefit equal to 100 percent of the Participant's monthly base salary rate on the last day the Participant was on the active payroll, reduced by any amounts described in
Section 3.2(d)(i) which are attributable to the period for which benefits are provided under this paragraph.

                  (b) Benefits After Initial 52-Week Period But Before Age 65.

         A Participant who is disabled during a period described in Section 3.1(b) shall, prior to his sixty-fifth birthday, be eligible to receive a monthly disability benefit equal to sixty percent of the Participant's monthly base salary rate on the last day the Participant was on the active payroll, reduced by any amounts described in Section 3.2(d)(ii) which are attributable to the period for which benefits are provided under this paragraph.

                 (c) Benefits After Initial 52-Week Period And At or After Age
         65.

         A Participant who is disabled during a period described in Section 3.1(b) shall, commencing with his sixty-fifth birthday or the start of the period described in Section 3.1(b), if later, be eligible to receive a monthly disability benefit equal to the greater of:

                           (A) One and one-quarter percent of the Participant's Annual Basic Pay on the last day the Participant was on the active payroll, or

                           (B) If the Participant's Term of Employment has been five years or more, ninety percent of the monthly pensions the Participant would have been entitled to receive commencing at age 65 under the Qualified Pension Plan and the Supplemental Executive Pension Plan, as in effect on the last day the Participant was on the active payroll, reduced by any amounts described in Section 3.2(d)(iii) which are attributable to the period for which benefits are provided under this Section 3.2(c).

                  (d)      Offsets To Disability Benefits

                           (i) Offsets During Initial 52-Week Period.

                           The disability benefit determined for the initial
52-week period under Section 3.2(a) shall be reduced by the sum of the following benefits received by the Participant which are



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attributable to the period for which such disability benefit is provided: a service pension under the Qualified Pension Plan, a pension under the Supplemental Executive Pension Plan, a disability benefit under the Disability Benefit and Insurance Plan, any Worker's Compensation Benefit, plus any other benefit payments required by law on account of the Participant's disability. However, no reduction shall be made on account of any pension under the Qualified Pension Plan or the Supplemental Executive Pension Plan at a rate greater than the rate of such pension on the date the Participant first received such pension after his disability.

                        (ii) Offsets Following 52-Week Period But Before Age 65.

                           The disability benefit determined for any period
under Section 3.2(b)(i) above shall be reduced by the sum of the following benefits received by the Participant which are attributable to the period for which such disability benefit is provided: a vested pension or service pension under the Qualified Pension Plan, a pension under the Supplemental Executive Pension Plan, a disability benefit under the Disability Benefit and Insurance Plan, any other retirement income payments from the Company, any Worker's Compensation Benefit, plus any Social Security Insurance Benefit. However, no reduction shall be made on account of any pension under the Qualified Pension Plan or the Supplemental Executive Pension Plan at a rate greater than the rate of such pension on the date the Participant first received such pension after his disability, and no reduction shall be made on account of any Social Security Benefit at a rate greater than the rate which the Participant would have first been eligible to receive after his disability and as if no other member of his family were eligible for any Social Security Benefit.

                  Furthermore, the Board of Directors of the Company, in its discretion, may reduce the Disability Benefit by the amount of outside compensation or earnings of the Participant for work performed by the Participant during the period for which such disability benefit is provided.

                      (iii) Offsets Following Both 52-Week Period And Age 65.

                  The disability benefit determined for any period under Section 3.2(b)(ii) above shall be reduced by the sum of the following benefits received by the Participant which are attributable to the period for which such disability benefit is provided: a service pension or vested pension under the Qualified Pension Plan, a pension under the Supplemental Executive Pension Plan, a disability benefit under the Disability Benefit and Insurance Plan, any other retirement income payments from the Company, plus any Worker's Compensation Benefit. However, no reduction shall be made on account of any pension under the Qualified Pension Plan or the Supplemental Executive Pension Plan



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at a rate greater than the rate of such pension on the date the Participant first received such pension after his disability.

         3.3   Determination of Periods of Disability.

         For purposes of Sections 3.1(a) and (b), the measurement of time following the onset of a physical or mental impairment shall coincide with the measurement of time used to calculate periods of disability under the Disability Benefit and Insurance Plan. Successive periods of physical or mental impairment shall be counted together in computing the periods during which the Participant shall be entitled to the benefits provided under Section 3.2(a) and (b), except that any disability absence after the Participant has been continuously engaged in the performance of duty for thirteen weeks shall be considered to commence a new period of physical or mental impairment under Section 3.1(a), so that such Participant shall be entitled during such new period to the benefits provided under Section 3.2(a).

         3.4   Determination of Periods of Eligibility.

         With respect to a Participant not subject to mandatory retirement at age 65 under section 12(b) of the Age Discrimination in Employment Act (29 U.S.C. 621 et. seq.) or Sections 12941 and 12942 of the California Government Code, the period of eligibility for the disability benefit following the initial 52-week period, as provided in Section 3.2(b) and (c) shall be the period described therein or such other period as is required under the Age Discrimination in Employment Act, the California Government Code, or under any applicable governing regulations or interpretations thereunder.


Section 4.  Surviving Spouse Benefit

         4.1   Amount of Surviving Spouse Benefit.

         When a disabled Participant described in Section 2.3 of the Plan dies, the Participant's Surviving Spouse shall be eligible to receive a monthly benefit equal to one and one-quarter percent of the Participant's Annual Basic Pay on the last day the Participant was employed prior to death, reduced by the sum of the following benefits received by the Participant's Surviving Spouse on account of the death of the Participant and which are attributable to the period for which benefits are provided under this Section: (i) a surviving annuitant's pension under the Qualified Pension Plan, (ii) a surviving annuitant's pension under the Supplemental Executive Pension Plan, and (iii) any other lifetime payments to the Surviving Spouse from the Company. However, no reduction shall be made on account of a pension under the Qualified Pension Plan or the Supplemental Executive Pension Plan at a rate greater than the rate when such pension was first payable.



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         4.2   Exception.

         Notwithstanding Section 4.1 above, the Surviving Spouse of a Participant shall not be eligible to receive benefits under this Section, if prior to the Participant's death, the Participant was eligible to elect, but declined, a joint and survivor annuity form of payment under the Qualified Pension Plan and elected to receive benefits under the Qualified Pension Plan in some other form.


Section 5.  Group Life Insurance Benefit

         A disabled Participant described in Section 2.4 who has terminated employment with the Company shall be entitled to life insurance coverage and benefits equal in scope and value to the coverage and benefits that would have been provided under the Company's Disability Benefit and Insurance Plan if the Participant had retired on a service pension under the Qualified Pension Plan.


Section 6.  Medical Expense Benefits

         A disabled Participant described in Section 2.4 who has terminated employment with the Company shall be entitled to medical and dental coverage and benefits equivalent in scope and value to the coverage and benefits that would have been provided if the Participant had retired on a service pension under the Qualified Pension Plan.


Section 7.  Claims and Appeals

         Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Company's Senior Vice President,- Human Resources and Corporate Services (or his or her successor). Any person whose claim under the Plan has been denied may, within 60 days after receipt of notice of denial, submit to the Committee a written request for review of the decision denying the claim. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.


Section 8.  General Provisions

         8.1         No Assignment.

         The rights of the Participant or his or her spouse to benefits under the Plan shall not be subject to assignment or alienation.



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         8.2       Plan Expenses.

         All costs of providing the benefits under the Plan shall be charged to the operating expense of the Company when and as paid.

         8.3  Amendment and Termination.

         The Board of Directors of the Company may from time to time make changes in the Plan and may terminate the Plan at any time and for any reason. In addition, the Senior Vice President, Human Resources and Corporate Services of the Company (or his or her successor) with the concurrence of the Senior Vice President-Legal, External Affairs and Secretary of the Company (or his or her successor) shall be authorized to make minor or administrative changes to the Plan, as well as changes necessary to provide Participants with benefits that are comparable to the benefits provided by the Predecessor Plan and changes dictated by the requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. Such changes or termination shall not affect the rights of any Participant or Surviving Spouse, without his or her consent, to any benefit under the Plan to which such Participant or Surviving Spouse may have previously become entitled as a result of a disability, death or termination of employment which occurred prior to the effective date of such change or termination.

         8.4  Benefits Conditioned on Release.

         In case of accident resulting in injury to or death of a Participant which entitles the Participant or his beneficiary to benefits under the Plan, the Participant or his beneficiary may elect to accept such benefits or to prosecute such claims at law as the Participant or the beneficiary may have against the Company. If election is made to accept the benefits under the Plan, such election shall be in writing and shall release the Company from all claims and demands which the Participant or his beneficiary may have against it, otherwise than under this Plan or under any other plan maintained by the Company, on account of such accident. The Committee, in its discretion, may require that the election described above shall release any other company connected with the accident, including any company participating in the Qualified Pension Plan, as well as any company with which arrangements have been made, directly or indirectly, for interchange of benefit obligations, as described in Section 8 of the Qualified Pension Plan. The right of the Participant to a disability benefit under Section 3 of the Plan shall lapse if election to accept such benefits, as above provided, is not made within sixty days after injury, or within such greater time as the Committee shall, by resolution duly entered on its records, fix for the making of such election.



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         8.5  Forfeiture or Loss of Benefits

         (a)  Filing of Claims Other Than Benefit Claims.

         Should claims other than claims for benefits under this Plan or under any other plan maintained by the Company be presented or suit brought against the Company, against any other company participating in the Qualified Pension Plan or against any other company with which arrangements have been made, directly or indirectly, for interchange of benefit obligations, as described in
Section 8 of the Qualified Pension Plan, for damages on account of injury or death of a Participant, nothing shall be payable under this Plan on account of such injury or death except as provided in Section 8.6(b) below; provided however, that the Committee may, in its discretion and upon such terms as it may prescribe, waive this provision if such claims be withdrawn or if such suit be discontinued.

         (b)  Additional Benefits Following Judgment or Settlement.

         In case any judgment is recovered against the Company or any settlement is made of any claim or suit on account of the injury or death of a Participant, and the total amount which would otherwise have been payable under the Plan and under any other plan maintained by the Company is greater than the amount paid on account of such judgment or settlement, the lesser of (i) the difference between such two amounts, or (ii) the amount which would otherwise have been payable under this Plan, may in the discretion of the Committee, be distributed to the beneficiaries who would have received benefits under this Plan.

         (c)  Noncompetition Provision.

         All benefits provided under the Plan with respect to a Participant shall be forfeited and cancelled in their entirety if the Participant, without the consent of the Company and while employed by the Company or after termination of such employment becomes associated with, becomes employed by or renders services to, or owns an interest in any business (other than as a shareholder with a nonsubstantial interest in such business) that is competitive with the Company or with any business with which a subsidiary or affiliated company has a substantial interest, as determined by the Company's Board of Directors. All benefits provided under the Plan with respect to a Participant shall be forfeited and cancelled in their entirety if the Participant is discharged by the Company for cause or the Participant engages in misconduct in connection with the Participant's employment.


Section 9.  Definitions

         9.1 "Annual Basic Pay" means the Participant's annual base salary rate as determined by the Company on the last day the




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Participant was actively employed plus target Team Award under the Company's
Incentive Plan.

         9.2 "Committee" means the Compensation and Personnel Committee of the Board of Directors of the Company.

         9.3 "Company" means AirTouch Communications, Inc., a Delaware corporation, or its successors.

         9.4 "Disability Benefit and Insurance Plan" means the AirTouch Communications Long Term Disability, Life and AD&D Insurance Plan.

         9.5 "Executive" means an employee or officer of the Company who has been designated by the Committee to be within the Company's Senior Management Group.

         9.6 "Supplemental Executive Pension Plan" means the AirTouch Communications Supplemental Executive Pension Plan.

         9.7 "Health Benefits Plans" means the AirTouch Communications Medical and Dental Plan and any other health plan maintained by the Company for employees or retired employees in general.

         9.8 "Participant" means an Executive or former Executive who meets the requirements of Section 2.

         9.9 "Plan" means this AirTouch Communications Executive Long Term Disability Plan.

         9.10 "Predecessor Plan" means the Pacific Telesis Group Senior Management Long Term Disability and Survivor Protection Plan.

         9.11 "Qualified Pension Plan" means the AirTouch Communications Employees Pension Plan.

         9.12 "Separation Date" means April 1, 1994, the date as of which the total and complete separation of ownership of PacTel Corporation from Pacific Telesis Group occurred.

         9.13 "Surviving Spouse" means the individual who is eligible for a surviving annuitant's pension under the Qualified Pension Plan and the Supplemental Executive Pension Plan.

         9.14 "Term of Employment" means "term of employment" as defined in the Qualified Pension Plan.


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Section 10. Execution

         To record the amendment and restatement of the Plan as set forth herein, the Company has caused its duly authorized representative to execute the same this ___day of __________, 1998.

                                       AIRTOUCH COMMUNICATIONS, INC.



                                       By
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                                                    Brian Jones
                                            Senior Vice President, Human
                                            Resources and Corporate Services


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